UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2025

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Missouri Public Service Commission (“MoPSC”) Approval of Settlement in Missouri-American Water Company, Inc. (“Missouri American Water”) General Rate Case
On May 7, 2025, the MoPSC issued an order (the “Order”) approving without modification the stipulation and agreement (the “Stipulation”) with respect to a general rate case filed on July 1, 2024 by Missouri American Water, a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”). The Stipulation was entered into on March 17, 2025, with parties including the staff of the MoPSC and the Office of the Public Counsel. The Order approves a $63.1 million annualized increase in water and wastewater revenues as compared to Missouri American Water’s most recently revised request of $107.4 million. The annualized increase excludes $63.3 million in infrastructure surcharge mechanism revenues currently being collected by Missouri American Water. Missouri American Water’s most recently revised request included an additional request for recovery of defined infrastructure investments, which adjusted the infrastructure surcharges to $63.3 million, and, in turn, decreased the amount of incremental annualized revenue requested (excluding such surcharges) to $107.4 million.
The requested annualized revenue increase was driven primarily by $1.1 billion of capital investments completed and planned by Missouri American Water from January 2023 through May 2025. For purposes of the general rate case, Missouri American Water’s view of its rate base is $3.2 billion, and its view as to its return on equity (“ROE”) and common equity ratio (each of which has been determined based on the Order but was not disclosed therein) is 9.75% and 50.0%, respectively, which is the same ROE and common equity ratio as determined by Missouri American Water based on Missouri American Water’s view of its 2023 general rate case.
A copy of the press release issued by Missouri American Water on May 7, 2025 to announce the issuance of the Order has been filed as Exhibit 99.1 hereto and is incorporated herein by reference. References and links to websites and other information contained in this press release are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been filed herewith (except as noted below):

Exhibit No.	Description
99.1*	Press Release, dated May 7, 2025, issued by Missouri American Water.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	May 7, 2025	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer

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